EXHIBIT 99.2

FOR IMMEDIATE RELEASE

Cole Corporate Income Trust Engages Financial Advisor to Review Strategic Options

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PHOENIX, AZ: (March 31, 2014) -- Cole CapitalTM, the private capital management business of American Realty Capital Properties, Inc., today announced that Cole Corporate Income Trust, Inc. (“CCIT”) has engaged Wells Fargo Securities, LLC (“Wells Fargo”) to assist in its review of potential strategic options, following the late 2013 close of CCIT’s initial public offering, in which it raised approximately $1.9 billion.

CCIT’s engagement of Wells Fargo follows its July 2013 statement that, after the close of its primary offering, it would begin investigating potential liquidity opportunities. The Wells Fargo engagement reflects the next step in CCIT’s exploration of how best to maximize stockholder value.

Lisa Beeson, Chief Operating Officer of CCIT’s advisor, noted, “CCIT’s best in class office and industrial-focused portfolio boasts many of the hallmarks of a leading net lease REIT, including geographic diversity and long weighted average lease duration. A large percentage of its portfolio rents are derived from a mix of investment grade and other credit tenants. Ultimately, as one of the largest office and industrial net lease REITs, we foresee a myriad of strategic opportunities for CCIT as we work with Wells Fargo to assess our strategic options.”

Information about CCIT’s portfolio and financial performance is available in its Q4 2013 Supplemental Information package, which was filed today with the U.S. Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K.

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About Cole CapitalTM
Cole Capital™, American Realty Capital Properties, Inc.’s private capital management business, is a leading sponsor and advisor to publicly registered, non-listed REITs. Additional information about Cole Capital can be found on its website at www.colecapital.com.

Forward-Looking Statements
The statements in this press release that are not historical facts may be forward-looking statements. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. In addition, words such as “anticipate,” “foresee,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words.

EXHIBIT 99.2

Contacts
Anthony J. DeFazio DDCworks tdefazio@ddcworks.com Ph: 484-342-3600	Brian S. Block, CFO, Treasurer, Secretary & EVP American Realty Capital Properties, Inc. bblock@arcpreit.com Ph: 212-415-6500